Exhibit 99.1

News Release

For Information Contact:	Lisa Brumfield (305) 500-3668 Lisa_Brumfield@Ryder.com	Edward Rifenburg (305) 500-4161 Edward_Rifenburg@Ryder.com

RYDER APPOINTS MARK T. JAMIESON EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

MIAMI, February 22, 2006 – Ryder System, Inc. (NYSE: R), a global leader in transportation and supply chain management solutions, today announced it has selected Mark T. Jamieson as Executive Vice President and Chief Financial Officer (CFO). Mr. Jamieson will succeed Tracy Leinbach as CFO effective March 1, 2006. Ms. Leinbach previously announced her plans to retire from the Company following the completion of the 2005 fiscal year.

“We are pleased to welcome Mark to Ryder’s management team,” said Ryder Chairman and Chief Executive Officer Greg Swienton. “His proven leadership and track record of optimizing the financial and operational performance of quality organizations should allow him to contribute broadly to our objective of long-term sustainable profitable growth. We also believe Mark’s extensive experience within the industrial sector has uniquely prepared him for a smooth, efficient transition into this important role within our organization.”

Mr. Jamieson will lead the Finance and Audit, Strategic Sourcing, Information Technology, Investor Relations and Public Affairs functions and continue Ryder’s strong reputation for effective governance, transparency and financial discipline. He comes to Ryder from Sammons Enterprises, Inc., a $2.5 billion, privately held conglomerate where he served as Executive Vice President and Chief Financial Officer.

Before joining Sammons Enterprises, Inc., Mr. Jamieson spent nearly 30 years in positions of increasing financial leadership within General Electric. From 1998 through 2004 he served as CFO of GE Industrial Systems (GEIS), a $5.7 billion global business with 150 manufacturing operations in 25 countries and an employee base of 35,000. He provided strategic, operational and financial direction as a member of the division’s leadership team and was instrumental in identifying key growth and operational initiatives to meet the company’s established long-term financial goals. Prior to leading the finance organization of GEIS, Mr. Jamieson was CFO of GE Electrical Distribution & Control (EDC), a $2.4 billion leading global provider of electrical products to commercial, industrial and residential markets.

In 1993, Mr. Jamieson served as CFO of GE Lighting’s European business where he provided strategic direction in transitioning the business to profitability and helped to restructure its manufacturing and distribution operations. In addition to his financial leadership roles, Mr. Jamieson also briefly served as CEO of Electric Insurance Company, a stand-alone unit of GE, before he joined Sammons Enterprises, Inc.

About Ryder

Ryder is a Fortune 500 company providing leading-edge transportation, logistics and supply chain management solutions worldwide. Ryder’s stock (NYSE:R) is a component of the Dow Jones Transportation Average and the Standard & Poor’s 500 Index. For more information about Ryder System, Inc., visit www.ryder.com.

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Note Regarding Forward-Looking Statements: Certain statements and information included in this press release are “forward-looking statements” under the Federal Private Securities Litigation Reform Act of 1995. Accordingly, these forward-looking statements should be evaluated with consideration given to the many risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Important factors that could cause such differences include, among others, our ability to obtain adequate profit margins for our services, our inability to maintain current pricing levels due to customer acceptance or competition, customer retention levels, unexpected volume declines, loss of key customers in the Supply Chain Solutions (SCS) business segment, unexpected reserves or write-offs due to the deterioration of the credit worthiness or bankruptcy of certain customers in our SCS business segment, changes in financial, tax or regulatory requirements or changes in customers’ business environments that limit their ability to commit to long-term vehicle leases, changes in market conditions affecting the commercial rental market or the sale of used vehicles, labor strikes or work stoppages affecting our or our customers’ business operations, adequacy of accounting estimates and accruals, changes in general economic conditions, sudden changes in fuel prices, availability of qualified drivers, our ability to manage our cost structure, changes in government regulations, including regulations regarding vehicle emissions and risks described in our filings with the Securities and Exchange Commission. The risks included here are not exhaustive. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Editors’ Advisory: Photo of Mr. Jamieson is available by request.

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